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EXHIBIT e(1)(b)

                              CONSENT AND AGREEMENT

     This Consent and Agreement (the "Consent"), dated this 11th day of April, 2001, with respect to the Distribution Agreement dated September 21, 1999 by and between The Saratoga Advantage Trust (the "Trust") and Funds Distributor, Inc. ("FDI") (the "Agreement"), is hereby made by and between the Trust and FDI.

     WHEREAS, pursuant to the Agreement, FDI provides certain services to the Trust as specified therein;

     WHEREAS, on February 9, 2001, Boston Institutional Group, Inc. ("BIG"), FDI's parent, entered into a definitive merger agreement with The BISYS Group, Inc. ("BISYS") pursuant to which BIG will merge with and into BISYS (the "Transaction"); and

     WHEREAS, in view of the Transaction, as contemplated, the parties wish to continue their relationship under the terms of the Agreement, effective upon the consummation of the Transaction.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained, the parties, intending to be legally bound, hereby agree as follows:

1. The parties reapprove and reconfirm the Agreement in all respects, effective on the closing date of the Transaction (the "Closing Date"), and shall assume all of their respective rights and obligations under the Agreement accruing after the Closing Date.

2.   This Consent shall be effective on the Closing Date.

3. Except as herein provided, all of the terms, conditions and provisions of the Agreement shall remain unmodified and in full force and effect.

4. This Consent may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the undersigned have affixed their signatures signifying their agreement as of the date first above written.


                                              THE SARATOGA ADVANTAGE TRUST


                                              By:  /s/ Bruce E. Ventimiglia
                                                  -----------------------------
                                              Name:  Bruce E. Ventimiglia
                                                    ---------------------------
                                              Title:  Chairman, President & Ceo
                                                      -------------------------


                                              FUNDS DISTRIBUTOR, INC.


                                              By:  /s/ Margaret W. Chambers
                                                  -----------------------------
                                              Name:  Margaret W. Chambers
                                                    ---------------------------
                                              Title:  Executive Vice President
                                                      -------------------------


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